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                                  Exhibit 10.16



                                                        CONTRACT # _____________

                               PERFORMANCE FACTORS
                        FACTOR 1000(R) SERVICE CONTRACT


CLIENT:   Name                        COMPANY:   PERFORMANCE FACTORS
          Address                                A DIVISION OF BIOFACTORS, INC

          City/State/Zip                         1746 COLE BOULEVARD, SUITE 265
          Contact:                               GOLDEN, COLORADO 80401
          Telephone:                             TELEPHONE: 303/271-0505
          Facsimile:                             FACSIMILE: 303/271-9493


THE COMPANY'S OBLIGATIONS:

HARDWARE AND SOFTWARE. The Company shall provide one copy of the Software and associated licenses for each Location, and hardware as set forth in Exhibit A hereto. Software shall remain the Company's property subject to licensing rights of Client.

IMPLEMENTATION AND TRAINING. Upon Client's request, the Company shall provide implementation services and training of client- designated personnel on-site at Client's location for a fee as defined in Exhibit A.

DOCUMENTATION. The Company shall provide Client with user manuals, workbooks, and support materials.

SUPPORT SERVICES. The Company shall provide all services reasonably required to maintain the Software including periodic software upgrades.

PERIODIC REPORTS. The Company has the rights to all employee data and agrees to maintain appropriate confidentiality and privacy regarding such data. The Company shall provide Client with periodic management reports containing trend data regarding Client's use of FACTOR 1000(R) in accordance with Company procedures. The Company shall provide Client periodic analyses regarding Client's utilization and operation of FACTOR 1000(R).

EXPERT TESTIMONY. If requested to do so by Client, the Company will provide reasonable expert testimony concerning the scientific validity of FACTOR 1000(R) in any legal action or proceeding to which Client is a party and in which the issue of the validity of the testing measurements utilized by the Company to test for inference of a psychomotor impairment is raised.

CLIENT'S OBLIGATIONS:

PRICE: Client shall pay (a) a license fee for each employee tested during the term of this agreement as defined in Exhibit A, (b) for the Hardware as listed in Exhibit A, and (c) an implementation fee, plus travel and out-of-pocket expenses for on-site Implementation and Training, as set forth above, and any additional implementation and on-site training requested by Client as defined in Exhibit A.

PAYMENT TERMS, as set forth in Exhibit A hereto.

CLIENT HARDWARE. Client is responsible for hardware maintenance at its own expense. Where the hardware is not purchased from the Company, the Client's hardware must be certified by a Company representative. A one time charge of $400.00 per day, plus travel and reasonable out-of-pocket expenses will be charged to ensure that the Client provided hardware meets the Company's specifications. Where the hardware is not purchased as part of FACTOR 1000(R), Client shall supply and maintain the Hardware at its own expense.

CONTROL PANELS. Client shall pay a fee for each control panel as defined in Exhibit A. Control panels are proprietary hardware and remain the sole property of the Company. Should Client identify and the Company agree that a control panel has become inoperable, and an on-site replacement is not available, the Company will ship via next-day delivery a replacement to Client at the Company's expense. Client must promptly return the defective hardware; should the Company determine that the failure of the control panels was due to Client's negligence, Client will be responsible for the costs of repairing or replacing the hardware, whichever is lower. Client agrees to ensure that all hardware provided by the Company is not lost or damaged while the equipment is in Client's possession.

CLIENT POLICIES. Client acknowledges that while the FACTOR 1000(R) Documentation contains policy options for Client to consider, Client's policy related to its use of FACTOR 1000(R) is Client's sole responsibly and has been or will be developed and adopted at the sole discretion of Client.

TERM, ADDITIONS, AND OTHER TERMS AND CONDITIONS.

TERM. The term of this contract is for 12 months, commencing _________through ____________. This Contract is non-cancelable and shall automatically continue on a year to year basis at the end of the term set forth herein unless either party notifies the other party of its intent to terminate this Contract in writing at least sixty (60) days prior to the end of the then current term.

ADDITIONS. Client may add employees to be tested at any time at the rate per employee set forth in Exhibit A, adjusted for the portion of year actually tested. If additional Company Hardware, Implementation, and Training is required, such shall be provided at the rates set forth in Exhibit A.

OTHER TERMS AND CONDITIONS. This Contract is subject to the other terms and conditions set forth on the reverse side hereof, Exhibit A attached hereto, and any Special Terms, Conditions or Exceptions set forth below.

SPECIAL TERMS, CONDITIONS OR EXCEPTIONS: Any exceptions, additions or deletions to this contract will be noted in an Exhibit B, "Additional Terms and Conditions" and supersedes the main contact.

Agreed To By:                                 Sales/Use Tax Status:  (Check One)

___________________________________             _______ Taxable   _______ Exempt
Company Name
___________________________________             ________________________________
Client Authorized Signature                     Tax Exemption Number (if Exempt)
___________________________________
Title
___________________________________
Date


===================================
ACCEPTED BY:

___________________________________

Performance Factors

-------------------------         ------------       ----------
                                      Title             Date
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                              TERMS AND CONDITIONS

Delivery. Shipment of the FACTOR 1000(R) shall be F.O.B. the Company's place of business. Client shall be responsible for all freight and insurance charges, which will be initially paid by the Company and added to the final invoice to Client.

Taxes. Client is responsible for the ultimate payment of all taxes which may be assessed or levied on or on account of the FACTOR 1000(R) sold hereunder to Client, including any applicable sales tax.

Inspection on Arrival. Promptly following Client's installation of FACTOR 1000(R), the Company's field service representatives will perform the Company's customary acceptance testing procedures, and upon satisfactory completion of such testing will provide Client with written certification that the FACTOR 1000(R) is performing in accordance with the specifications set forth in Exhibit A.

Return of Goods. Return of goods will not be accepted by the Company unless they are shipped F.O.B. authorized destination and with prior written authorization by the Company. In the case of a return of defective goods for warranty service or replacement, such shipment may be freight collect.

Warranties.

     Software Warranty: Client understands that the individual performance level "baseline" of each Client designated employee who is tested using FACTOR 1000(R) (the IPL) is determined for the employee alone and is the measure against which that employee's test results are compared. Thus, IPL's will differ from employee to employee. FACTOR 1000(R) is a hand-eye coordination measurement that compares an employee's daily testing results with his or her own IPL. Performing at or above the IPL indicates that an employee is operating within a prescribed range of his or her normal hand-eye coordination level. Failure to perform at or above an employee's IPL is an indication of psychomotor impairment only, i.e., the employee is not operating within a prescribed range of his or her normal hand-eye coordination level. Client understands and acknowledges that an individual's performance on FACTOR 1000(R) does not constitute any representation by Company of the individual's absolute level of on-the-job performance. FACTOR 1000(R) measures only one factor of many which collectively determine an individual's ability to perform his or her job. FACTOR 1000(R) does not identify or diagnose the specific cause of any potential psychomotor impairment. Client further acknowledges that while the Company warrants the validity of the measurements utilized in FACTOR 1000(R), machine malfunctions or other factors beyond the Company's control (e.g., acts of God) could result in inaccurate test scores. "The Company warrants to Client that the FACTOR 1000(R) software will perform as outlined above and in the Operators Manuals for the term of this contract. All warranty repairs are to be performed during the normal business hours of 8:00 a.m. to 5:00 p.m. Mountain Standard Time, Monday through Friday, excluding Company holidays. Warranty repairs requested by Client outside of normal business hours will be billable at standard billing rates. Clients will ensure that the FACTOR 1000(R) software will be accessible to the Company's representatives at the agreed upon time.

     Hardware Warranty: The Company warrants that the Equipment, when installed properly, will conform to the manufacturer's published specifications and be in good working order. The Company hereby assigns and transfers to Client all of Company's rights under any warranty from manufacturer to Company covering all or any part of the Third Party Equipment, together with any right or license of Company to use any manufacturer software included as part of the Third Party Equipment, and Client agrees to be bound by the terms and limitations of any such warranty, right or license. The Company warrants all computer equipment, monitors, printers, networking hardware, keyboards, and other components sold to Client for a period of thirteen (13) months form the original date of shipment form Company's office, or Third Party location. Such warranty will cover component or system failure, but will not cover damage caused by flood, fire, lightning, abuse, acts of God, or other physical damage to the equipment.

     Hardware Warranty Service: During the warranty period as described above, Company or its agent, will provide immediate replacement of any failed component or system, once notification is made to the Company as to the nature of the failure, and the exact location where the replacement is to be shipped. The Company or its agent will endeavor to ship a replacement system or component within one business day form the time the failure is reported to Company. The Company, or its agent, will ship the replacement to the end user site, at its own expense, and will arrange for pickup or the failed system or component via a UPS "Call Tag". The freight charges for the returned item or items will also be paid for by the Company or its agent. In most circumstances, the failed system or component will be sent by overnight delivery (within the continental 48 states. This procedure will apply whenever the failed system or component has disabled either a tracking station or file server from operating properly. In certain instances where a failed component does not materially effect or hamper the basic functioning of the tracking station or file server, the item may be shipped by Company or agent at lower cost method. After the warranty period, the Company will offer extended equipment maintenance coverage that would provide the same services and coverage as described above. If extended maintenance coverage is denied, all maintenance will be performed as depot maintenance at the Company's location. Parts, labor and shipping charges will be the responsibility of the Client.

THE FOREGOING WARRANTY AND REMEDY ARE EXCLUSIVE AND EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE OR ANY PARTICULAR PURPOSE. THE COMPANY NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ON ITS BEHALF ANY OTHER LIABILITY IN CONNECTION WITH THE SALE, INSTALLATION, SERVICE OR USE OF THE FACTOR 1000(R). NOTWITHSTANDING THE GENERALITY OF THE FOREGOING, (A) THE COMPANY SHALL HAVE NO LIABILITY WHATSOEVER FOR CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES OF ANY KIND ARISING OUT OF THE SALE, INSTALLATION, SERVICE, OR USE OF THE FACTOR 1000(R), AND (B) THE COMPANY'S LIABILITY SHALL IN NO EVENT EXCEED THE ORIGINAL PURCHASE PRICE OF THE FACTOR 1000(R).

Employee Consents. It is Client's sole responsibility to determine the need for employee consents for Client's use of FACTOR 1000(R).

Employee Actions. Any actions taken against Client's employees as a result of Factor 1000(R)testing is strictly the discretion of the Client and not the responsibility of the Company.

Control Panels. Client agrees to pay a fee as identified in Exhibit A for each Control Panel that is cracked, broken, altered, lost, stolen, or otherwise damaged not under warranty while in Client's custody.

Force Majeure. Neither party shall be responsible for any resulting loss if the fulfillment of any of the terms or provisions of this Contract is delayed or prevented by revolutions, insurrections, riots, wars, acts of enemies, national emergency, strikes, floods, fires, acts of God or by any other cause not within the control of the party whose performance is interfered with which, by the exercise of reasonable diligence, such party is unable to prevent, whether of the class or causes enumerated above or not.

Proprietary Information. Any information, including specifications, drawings, technical information and data, concerning the FACTOR 1000(R) or any of the Company's other products, methods, or processes furnished by the Company to Client shall remain the Company's property and shall not be copied or duplicated in any manner, except for internal use, without the Company's advance written consent. All such information shall be used only in Client's use of FACTOR 1000(R) and shall be returned to the Company at the termination of this Contract. Each of Client's designated employees will establish an Individual Performance Level ("IPL") or baseline. Each IPL will be encrypted in the FACTOR 1000(R) and will be available to Client or Client's employees. All individual data generated by FACTOR 1000(R) software, other than the "Above IPL" or "Below IPL" result of each test and related statistics, is confidential and proprietary information belonging solely to the Company. The Company may use such data for research and other purposes, but in no case will the Company reveal any association between proprietary data and the names of Client or Client's employees without their express permission.

Indemnification. Client shall indemnify, defend, and hold harmless the Company against all losses and costs, including reasonable attorneys' fees, which the Company may sustain or incur in connection with Client's use of FACTOR 1000(R), including, but not limited to, claims by employees for tortuous interference with contract or prospective economic advantage, discrimination, wrongful discharge, and defamation, unless such claim is due solely to a breach of warranty or the Company's negligence.

Assignment. Neither the Company nor Client may assign its rights or delegate its duties under this Contract without the written consent of the other, except that the Company or Client may assign its rights and duties hereunder to a successor or purchaser of its assets. This Contract shall inure to the benefit of and be binding on and enforceable by permitted assigns of the parties hereto. Any purported assignment or delegation not permitted hereunder shall not relieve the Company or Client of its duties under this Contract.

Complete Agreement. This Contract, together with the Exhibits hereto, is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof. No course of prior dealings between the parties and no usage of the trade shall be relevant or admissible to supplement, explain or vary any of the terms of this Contract. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement or purchase contract shall not be relevant or admissible to determine the meaning of this Contract, even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to object. No other representations, understandings or agreements have been made or relied upon in the making of this Contract other than those specifically set forth herein. Without limiting the generality of the foregoing, this Contract supersedes the terms of any purchase order issued by Client to the Company and any acknowledgment of any such purchase order by the Company. This Contract can be modified only by a writing signed by the parties, and no such modification shall be binding upon the Company unless signed by an authorized representative of the Company.

Applicable Law. This Contract shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Colorado, including the Uniform Commercial Code as in effect in Colorado. Client hereby consents to the jurisdiction of the courts of the State of Colorado.

Notices. For the purpose of any notice required to be given by this Contract or by an applicable provision of the Uniform Commercial Code or other law, notice shall be sent by telecopy, messenger or first-class United States mail, postage prepaid, to the addresses set forth above or to such other addresses of which notice has been provided in accordance with this section. Notice given by mail shall be deemed given three (3) days after the notice is deposited with the United States mails.


                         FACTOR 1000(R)SOFTWARE LICENSE

1 The Company hereby grants to Client a personal, nonexclusive, and nontransferable license to use the Software solely for its own internal purposes and only within the scope and locations as identified in this Service Agreement and defined in Exhibit A, for the term of this agreement.

2. Client shall not modify the Software without prior written consent from the Company.

3. Client may not make copies of the Software except for archival copies of software and copies for each Tracking Station pursuant to the Purchase Contract. A separate license is required for each computer system on which the Software Products are loaded or operated, except that the Software Products may be loaded and or used temporarily on a backup computer if the Designated Equipment is inoperative for any reason and providing that the Company is notified and approves.

4. Client understands that Software Products may include software manufactured by several different manufacturers who may require Client to use their standard licensing agreements in using such Software Products. Client shall sign all such agreements provided such agreements do not substantially conflict with the material terms of the Purchase Contract.

5. Client agrees that all right, title and interest in all enhancements to the Software shall belong to the Company, or in certain instances, other vendor suppliers to the Company.

6. The Software is highly confidential and the property of the Company and, in certain instances, other vendor suppliers to the Company. Client agrees not to disclose, publish or release any Software to anyone other than those of its employees having a need to know without first obtaining the Company's written permission. Client's obligation of non-disclosure shall survive termination of this Agreement.

7. Client further agrees not to reverse assemble or reverse engineer the Software to acquire knowledge about the logic, structure or sequence of Software or decode any Software or to bypass or defeat protection methods providing for preventing unauthorized uses of the Software or to derive any source code or algorithms therefrom without prior written permission from the Company.